UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 10, 2004

FUELNATION INC.

(Exact name of registrant as specified in its charter)

Florida	1-12350	65-0827283
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4121 SW 47th Avenue, Suite 1301, Davie, FL 33314

(Address of Principal Executive Office) (Zip Code)

954-587-3775

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Item 5.     Other Events and Regulation FD Disclosure.

The Registrant engaged, effective as of June 10, 2004, Carl Marks Capital Advisors LLC as its financial advisor. Specifically, Carl Marks Capital Advisors shall assist the Registrant in obtaining a letter of credit facility or similar financing vehicle in connection with the Registrant’s purchase of petroleum products from CJSC Yugra Holdings and subsequent sale to third parties. The value of the Registrant’s agreement with CJSC Yugra Holdings is approximately $163,500,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FUELNATION INC.

Date: June 14, 2004	By:	/s/ CHRISTOPHER ROBERT SALMONSON
Christopher Robert Salmonson Chief Executive Officer

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